UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

Calidi Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Dr., Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CLDI	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	CLDIWS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on March 8, 2024, Calidi Biotherapeutics, Inc. (the “Company,” “we” or “our”) entered into a settlement agreement (the “Settlement Agreement”) with an investor, pursuant to which (i) the investor purchased a $2.0 million convertible promissory note from the Company for cash (the “First Note”) and (ii) the Company issued to the investor a $1.5 million convertible note, as amended (the “Second Note” and together with the First Note, the “2024 Notes”) in settlement of an unasserted claim.

On March 28, 2024, the Company entered into the (i) first amendment to the First Note, and (ii) second amendment to the Second Note (collectively, the “Amendments”), pursuant to which the parties amended (A) the conversion price to mean the Initial Conversion Price (as defined in the 2024 Notes) until the one hundred and eightieth (180th) day from the issuance of the Convertible Notes and the Reset Conversion Price (as defined herein) thereafter; (B) the Reset Conversion Price to be 94.0% of the 10-day VWAP ending on the one hundred and eightieth (180th) day from the issuance of the 2024 Notes; (C) the terms relating to a mandatory conversion of the 2024 Notes to provide that in the event that we complete a financing (i) for at least $8 million in a registered offering or (ii) of at least $2 million with a non-affiliated purchaser at an effective price of at least 150% of the initial note conversion price, then the 2024 Notes will be subject to mandatory conversion on or after the Effective Registration Date (as defined in the 2024 Notes) at the lower of the then conversion price in effect and the effective price of the securities sold in the financing; and (D) the terms relating to certain demand registration rights to provide that the Company is required to file a registration statement within five business day after the one hundred and eightieth (180th) day from the issuance of the 2024 Notes.

The foregoing description of the Amendments do not purport to be complete and is qualified in their entirety by reference to the full text of the Amendments, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Form of First Amendment to Convertible Promissory Note ($2,000,000)
10.2†	Form of Second Amendment to Convertible Promissory Note ($1,500,000)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain information contained in this exhibit has been omitted because it is both (i) not material and (ii) is the type that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calidi Biotherapeutics, Inc.
Dated: April 1, 2024
	By:	/s/ Wendy Pizarro
	Name:	Wendy Pizarro
	Title:	Chief Legal Officer